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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2004

                                                     REGISTRATION NO. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                            SYMBOL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   11-2308681
     (State of other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                 Identification No.)

           ONE SYMBOL PLAZA                               11742-1300
         HOLTSVILLE, NEW YORK                             (Zip Code)
         (Address of principal
          executive offices)


           SYMBOL TECHNOLOGIES, INC. 2004 EQUITY INCENTIVE AWARD PLAN

                            (Full title of the Plan)

                             ----------------------

            William Nuti                               Peter M. Lieb
 Chief Executive Officer, President       Senior Vice President, General Counsel
     & Chief Operating Officer                   Symbol Technologies, Inc.
     Symbol Technologies, Inc.                       One Symbol Plaza
          One Symbol Plaza                    Holtsville, New York 11742-1300
  Holtsville, New York 11742-1300                     (631) 738-2400
           (631) 738-2400

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                            Bradd L. Williamson, Esq.
                                Latham & Watkins
                                885 Third Avenue
                            New York, New York 10022
                                 (212) 906-1200
                              (212) 751-4864 (fax)


                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Securities     Amount        Proposed        Proposed
to be Registered      of Shares       Maximum          Maximum       Amount of
                        to be      Offering Price     Aggregate     Registration
                    Registered(1)   Per Share(2)  Offering Price(2)     Fee
================================================================================
Common Stock         4,936,189        $11.76        $58,049,583       $7,355
$.01 par value


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(1)  Represents shares of common stock, par value $.01 per share ("Common
     Stock") of Symbol Technologies, Inc. (the "Company") that may be acquired under the Symbol Technologies, Inc. 2004 Equity Incentive Award Plan (the "Plan"). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), additional shares of Common Stock which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share is based upon $11.76, the average of the high and low price per share of Common Stock on the New York Stock Exchange on May 7, 2004.




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                                     PART I

Item 1. Plan Information

     Not required to be filed with this Registration Statement.

Item 2. Registration Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.


                                     PART II

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission by [the Company], are incorporated as of their respective dates in this Registration Statement by reference:

     A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     B. All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2003.

     C. The description of the Company's Common Stock which is contained in a registration statement on Form 8-B dated November 23, 1987 filed under
          Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The indemnification of officers and directors of the Company is governed by
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"). Among other matters, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative



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or investigative actions, suits or proceedings (other than any action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with anther entity at the request of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Indemnification in a suit by or in the right of the corporation is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification may be made in such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, in such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking, by or on behalf of the person to whom the advance will be made, to repay the advance if it shall ultimately be determined that he was not entitled to indemnification.

     The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under and by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's by-laws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. Such by-laws provisions are intended to be broader than the statutory indemnification provided by the DGCL. However, the extent to which such broader indemnification may be permissible under Delaware law has not been established.

     The DGCL also authorizes a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured and the Company maintains such insurance.

     The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director except for liability
(i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company has agreements with all directors and executive officers pursuant to which they are indemnified to the maximum extent allowable by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the



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registrant has been informed that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.


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Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or



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          controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Holtsville, State of New York, on May 11, 2004.

                                          SYMBOL TECHNOLOGIES, INC.



                                          By: /s/ William Nuti
                                              ----------------------------------
                                              William Nuti
                                              Chief Executive Officer, President
                                              & Chief Operating Officer




                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints William Nuti and Peter M. Lieb his true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



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     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                            Title                  Date Signed
        ---------                            -----                  -----------

     /s/ William Nuti
---------------------------   Chief Executive Officer,              May 11, 2004
       William Nuti           President, Chief Operating
                              Officer and Director (Principal
                              Executive Officer)

  /s/ Mark T. Greenquist
---------------------------   Senior Vice President Finance,        May 11, 2004
    Mark T. Greenquist        Chief Financial Officer
                              (Principal Financial Officer)

   /s/ James M. Conboy
---------------------------   Vice President, Controller and        May 11, 2004
     James M. Conboy          Chief Accounting Officer
                              (Principal Accounting Officer)

  /s/ Salvatore Iannuzzi
---------------------------   Director, Chairman of the             May 11, 2004
    Salvatore Iannuzzi        Board of Directors


   /s/ Robert J. Chrenc
---------------------------   Director                              May 11, 2004
     Robert J. Chrenc


     /s/ Edward Kozel
---------------------------   Director                              May 11, 2004
       Edward Kozel


   /s/ George Samenuk
---------------------------   Director                              May 11, 2004
      George Samenuk



   /s/ Melvin A. Yellin
---------------------------   Director                              May 11, 2004
     Melvin A. Yellin






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                                  EXHIBIT INDEX

  4(a) Symbol Technologies, Inc. 2004 Equity Incentive Award Plan. (Incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)

  5(a) Opinion of Counsel regarding the legality of the Common Stock being registered.

  23(a)     Consent of Independent Accountants.

  23(b)     Consent of Counsel (included in Exhibit 5(a)).

  24(a)     Power of Attorney (included on signature page).








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